FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$739,247,000

(Approximate)

SACO I Trust 2006-3

Issuing Entity

Mortgage-Backed Certificates, Series 2006-3

EMC Mortgage Corporation

Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying base prospectus:

Class	Original Certificate Principal Balance(4)	Pass-Through Rate	Class	Original Certificate Principal Balance(4)	Pass-Through Rate
Class A-1	$487,011,000	(1)(2)(3)	Class M-4	$18,224,000	(1)(2)(3)
Class A-2	$37,426,000	(1)(2)(3)	Class M-5	$16,243,000	(1)(2)(3)
Class A-3	$32,574,000	(1)(2)(3)	Class M-6	$11,885,000	(1)(2)(3)
Class M-1	$42,390,000	(1)(2)(3)	Class B-1	$13,073,000	(1)(2)(3)
Class M-2	$40,805,000	(1)(2)(3)	Class B-2	$11,093,000	(1)(2)(3)
Class M-3	$17,431,000	(1)(2)(3)	Class B-3	$11,092,000	(1)(2)(3)

(1)

The pass-through rates on these classes of certificates are adjustable or variable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(2)	Subject to a cap as described in this free writing prospectus.
(3)	Subject to a step-up if the optional termination right is not exercised.
(4)	Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed rate, conventional, closed-end, Alt-A and sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties.

Credit enhancement will be provided by:

•	excess spread;
•	overcollateralization;
•	the interest rate swap agreement; and
•	subordination of the Class M Certificates and Class B Certificates with respect to the senior certificates and subordination of the Class B Certificates with respect to the Class M Certificates.

The interest rate swap agreement will each be between the supplemental interest trust trustee and Wachovia Bank, N.A. for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale. The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about February 28, 2006.

Bear, Stearns & Co. Inc.

The date of the free writing prospectus is February 21, 2006

For use with base prospectus dated June 24, 2005

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY

RISK FACTORS

THE MORTGAGE POOL

STATIC POOL INFORMATION

THE ISSUING ENTITY

THE DEPOSITOR

THE SPONSOR

MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS

DESCRIPTION OF THE CERTIFICATES

THE INTEREST RATE SWAP AGREEMENT

THE SWAP ADMINISTRATION AGREEMENT

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

STATE AND OTHER TAXES

ERISA CONSIDERATIONS

LEGAL MATTERS

RATINGS

LEGAL INVESTMENT

INDEX OF DEFINED TERMS

Schedule A

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS

RISK FACTORS

DESCRIPTION OF THE SECURITIES

THE TRUST FUNDS

CREDIT ENHANCEMENT

SERVICING OF LOANS

THE AGREEMENTS

MATERIAL LEGAL ASPECTS OF THE LOANS

THE DEPOSITOR

USE OF PROCEEDS

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

PENALTY AVOIDANCE

REPORTABLE TRANSACTION

STATE AND LOCAL TAX CONSIDERATIONS

ERISA CONSIDERATIONS

LEGAL MATTERS

FINANCIAL INFORMATION

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

RATINGS

LEGAL INVESTMENT CONSIDERATIONS

PLAN OF DISTRIBUTION

GLOSSARY OF TERMS

Important Notice About Information Presented In This

Free Writing Prospectus And The Accompanying Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth herein.

Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or “Glossary of Terms” in the accompanying base prospectus.

SUMMARY

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying base prospectus carefully.

•

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

The certificates will represent beneficial ownership interests in a portion of the trust fund that consists primarily of a pool of fixed rate, conventional, closed-end, sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

The principal originator of the mortgage loans is American Home Mortgage Investment Corp. (“American Home”) with respect to approximately 10.84% of the mortgage loans.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the mortgage loans to the depositor.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

SACO I Trust 2006-3, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sponsor, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on February 1, 2006.

Closing Date

On or about February 28, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $792,334,209. The mortgage loans are fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by junior liens on one- to four-family residential properties.

The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

Approximately 10.87% of the mortgage loan will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

The following table summarizes the approximate characteristics of all of the mortgage loan in the trust fund as of the cut-off date:

Number of mortgage loan	15,128
Aggregate principal balance	$792,334,209
Average principal balance	$52,375
Range of principal balances	$6,368 to $450,000
Range of mortgage rates	5.700% to 18.375%

Weighted average

mortgage rate	11.320%

Weighted average combined

original loan-to-value ratio	97.58%

Weighted average stated

remaining term to maturity	256 months

Range of stated remaining

terms to maturity	79 month to 360 months

Type of mortgaged properties

Single-family dwellings	53.50%
2-4 family dwellings	11.61%
Planned unit developments	26.36%
Condominiums	7.30%
Hi-Rise Condos	0.81%
Townhouse	0.41%
Owner-occupied	67.16%

State concentrations (greater than 5%)

California	20.35%
Florida	11.70%
Arizona	6.72%
Virginia	6.36%
Georgia	5.81%
Ohio	5.25%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee receives written notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates with respect to the mortgage loans. We sometimes refer to the Class A-1, Class A-2 and Class A-3 Certificates in this free writing prospectus collectively as the senior certificates or the Class A Certificates . The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates will represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M

Certificates. The Class B-1, Class B-2 and Class B-3 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the offered Class B Certificates. We sometimes refer to the Class A, Class M and offered Class B Certificates in this free writing prospectus collectively as the offered certificates.

The trust will also issue the (i) Class B-4 Certificates, (ii) Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and (iii) the Class C Certificates, all of which are not offered by this free writing prospectus.

We sometimes refer to the offered Class B Certificates and the Class B-4 Certificates in this free writing prospectus collectively as the Class B Certificates. We sometimes refer to the Class M Certificates and Class B Certificates in this free writing prospectus collectively as the subordinate certificates.

We sometimes refer to the senior certificates, subordinate certificates, residual certificates and the Class C Certificates in this free writing prospectus collectively as the certificates.

The last scheduled distribution date for the offered certificates is the distribution date in March 2036.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of Class A, Class M and Class B Certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap, which is described below, and (iii) One-Month LIBOR plus, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A-1 Certificates: One-Month LIBOR plus ____% per annum.
•	Class A-2 Certificates: One-Month LIBOR plus ____% per annum.
•	Class A-3 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-1 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-2 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-3 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-4 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-5 Certificates: One-Month LIBOR plus ____% per annum.
•	Class M-6 Certificates: One-Month LIBOR plus ____% per annum.
•	Class B-1 Certificates: One-Month LIBOR plus ____% per annum.
•	Class B-2 Certificates: One-Month LIBOR plus ____% per annum.
•	Class B-3 Certificates: One-Month LIBOR plus ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rates for the Class A Certificates, Class M and Class B Certificates will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class A-1, Class A-2 and Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A, Class M and Class B Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the Class A, Class M and Class B Certificates are limited to the interest rate cap and the shortfall resulting from such limitation exceeds the amount distributable to such certificate, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A, Class M and Class B Certificates and the payment of certain fees and expenses of the trust , and to the extent there are amounts available under the interest rate swap agreement to pay amounts as described in this free writing prospectus.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class B-4 Certificates will be equal to the least of (i) 11.00% per annum, (ii) an interest rate cap and (iii) One-Month LIBOR plus ___% per annum, and on any distribution date after the first possible optional termination date, One-Month LIBOR plus ____% per annum. Also, the original certificate principal balance of the Class B-4 Certificates will be approximately $9,508,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in March 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and
•	any interest due on any prior distribution date that was not paid, less
•	interest shortfalls allocated to such certificates.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, as applicable, and
•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans, as applicable, not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that the senior certificateholders will receive regular payments of interest and principal.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class M-5 Certificates will have payment priority over the Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class M-6 Certificates will have payment priority over the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class B-1 Certificates will have payment priority over the Class B-2, Class B-3 and Class B-4 Certificates,
•	the Class B-2 Certificates will have payment priority over the Class B-3 and Class B-4 Certificates, and
•	the Class B-3 Certificates will have payment priority over the Class B-4 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses on the mortgage loans to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If none of the subordinated certificates is outstanding, all such losses will be allocated to the senior certificates as described in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans , adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A, Class M and Class B Certificates and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement. LaSalle Bank National Association, as supplemental interest trust trustee, will enter into an interest rate swap agreement, with Wachovia Bank, N.A., the swap provider. The supplemental interest trust trustee appoints LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regards to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date, LaSalle Bank National Association as swap administrator, pursuant to the swap administration agreement, will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to the trust for distribution to holders of the Class A, Class M and Class B Certificates amounts in respect of interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans, certain interest shortfalls with respect to the mortgage loans, and any basis risk shortfalls, and, to the extent not covered by excess spread, the amounts necessary to maintain and restore overcollateralization, each as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A, Class M and Class B certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus (to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), for which payments by the trust to the derivative administrator will be subordinated to all distributions to the Class A, Class M and Class B certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to “The Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee on each distribution date as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Optional Termination

At its option, the majority holder of the Class C Certificates may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 20% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of “residual interests” in each related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the accompanying base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the accompanying base prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this free writing prospectus and in the accompanying base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Class	Standard & Poor’s Rating	Moody’s Rating
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the accompanying base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates

When certain classes of certificates provide credit enhancement for other classes of certificates, it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

•            with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-5 Certificates: the Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class M-6 Certificates: the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class B-1 Certificates: the Class B-2, Class B-3 and Class B-4 Certificates;

•            with respect to the Class B-2 Certificates: the Class B-3 and Class B-4 Certificates; and

•            with respect to the Class B-3 Certificates: the Class B-4 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the related more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to the Class M Certificates and Class B Certificates, beginning with the Class B-4 Certificates and then to the class of subordinated certificates with the next lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, with respect to the Class A Certificates, on a pro rata basis among the Class A-1 Certificates on the one hand and the Class A-2 Certificates and Class A-3 Certificates on the other hand; provided, however, realized losses allocable to the Class A-2 Certificates will be allocated first to the Class A-3 Certificates until the principal amount of that class has been reduced to zero and second to the Class A-2 Certificates. This means that with respect to the Class A, Class M and Class B Certificates, realized losses on the mortgage loans would first be allocated beginning with the Class B-4 Certificates and then to the other Class B Certificates in reverse order of numerical designation until the principal balance of each such class of Class B Certificates is reduced to zero, and then to the classes of Class M Certificates in reverse order of numerical designation until the principal balance of each such class of Class M Certificates is reduced to zero, and then to the Class A Certificates, in the manner and order of priority described above. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

See “Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred in respect of the related loan group.

In addition, the multiple class structure of the subordinated certificates in each group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yields to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yields to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization or excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Credit enhancement may be inadequate to cover losses and/or to maintain and restore overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the Class A, Class M and Class B Certificates. If the mortgage loans generate more interest than is needed to pay interest on the Class A, Class M and Class B Certificates and trust fund expenses, we will use such “excess spread” to make additional principal payments on those related Class A, Class M and Class B Certificates, which will reduce the total certificate principal balance of those related Class A, Class M and Class B Certificates below the aggregate principal balance of the mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The interest rate cap may reduce the yields on the offered certificates

The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the related interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Class A, Class M and Class B Certificates and the payment of certain fees and expenses of the trust.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The Class A, Class M and Class B Certificates may not always receive interest based on One-Month LIBOR plus the related margin

The Class A, Class M and Class B Certificates may not always receive interest at a rate equal to the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin. If the related interest rate cap is less than the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin, the interest rate on the Class A, Class M and Class B Certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest rate lower than the lesser of (i) 11.00% per annum and (ii) One-Month LIBOR plus the related margin on the Class A, Class M and Class B Certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the Class A, Class M and Class B Certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement. However, if payments under the interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Class A, Class M and Class B Certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to “The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligation to make payments under the interest rate swap agreement.

To the extent interest on the Class A, Class M and Class B Certificates is limited to the related interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Such shortfalls may remain unpaid on the final distribution date, including the related optional termination date.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates

Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the related mortgage loans, and

•            the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loans. In addition, approximately 29.13% of the mortgage loans, respectively, by aggregate principal balance as of the cut-off date provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool – Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:

•            if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•            if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive to the level of One-Month LIBOR, the maximum rate cap of 11.00% per annum and the interest rate cap;

•            since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•            the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of Class A, Class M and Class B Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

•            you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

EMC Mortgage Corporation, in its capacity as sponsor, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the accompanying base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate cap

Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the related interest rate cap.

A reduction in certificate rating could have an adverse effect on the value of your certificates

The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the offered certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The sponsor will treat the transfer of its respective mortgage loans to the depositor as a sale. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such seller. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties

Approximately 20.35% and 11.70% of the mortgage loans, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California and Florida, respectively. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•            declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•            any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•            the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•            the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•            the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor, will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates

The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws

The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans, certain interest shortfalls, and any basis risk shortfalls and, to the extent not covered by excess spread, to maintain and restore overcollateralization. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.012% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders and may reduce the pass-through rates of the Class A, Class M and Class B Certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus and to the extent not paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to Class A, Class M and Class B certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement agreement that may be entered into by the supplemental interest trust trustee), the trust will be required to make a payment to the derivative administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the Class A, Class M and Class B certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to Class A, Class M and Class B certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class B Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class M Certificates, and one or more classes of Class B Certificates may suffer a loss as a result of such payment, and the Class M will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

The mortgage loans are secured by junior liens, which may result in increased losses

All of the mortgage loans are junior lien mortgage loans. Mortgage loans secured by junior liens are entitled to net proceeds that remain from the sale of the related mortgaged property after any related senior lien has been satisfied. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. The claims of the holders of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to the rights of the holder of the related senior lien. In order for the debt related to the mortgage loan to be paid in full upon a foreclosure sale, a bidder at the foreclosure sale of the related mortgaged property would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. Liquidation expenses with respect to defaulted junior lien mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged property securing a mortgage loan with a junior lien may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy the senior lien and the junior lien mortgage loan in the aggregate, the trust fund, as the holder of the junior lien mortgage loan, will bear:

•       the risk of delay in payments while a deficiency judgment against the mortgagor is obtained;

•     the risk of loss if the deficiency judgment is not realized upon; and

•     the risk that deficiency judgments may not be available in the applicable jurisdiction.

Following any default on a junior lien mortgage loan, unless foreclosure proceeds are expected to at least satisfy the related senior lien in full and to pay foreclosure costs and liquidation expenses, it is likely that such junior lien mortgage loan will be written off as bad debt with no foreclosure proceeding.

Other factors may affect the prepayment rate of junior lien mortgage loan, such as the amounts of, and interest on, the related senior lien mortgage loan and the use of senior lien mortgage loan as long-term financing for home purchases and junior lien mortgage loan as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durables such as automobiles. Accordingly, junior lien mortgage loan may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of mortgagors to deduct interest payments on junior lien mortgage loan for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loan.

Credit scores are not an indicator of future performance of borrowers

Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of February 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is February 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, February 1, 2006.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time. However, approximately 29.13% of the mortgage loans, respectively, by aggregate principal balance as of the cut-off date, impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the accompanying base prospectus.

The sponsor purchased the mortgage loans directly in privately negotiated transactions. Bear Stearns Residential Mortgage Corporation, an affiliate of the sellers, the depositor and the underwriter, originated approximately 2.72% of the mortgage loans by aggregate principal balance as of the cut-off date. Subsequently these mortgage loans were transferred to EMC. We refer you to “Servicing of the Mortgage Loans” and “The Mortgage Pool –Underwriting Guidelines” for further information regarding the mortgage loans.

The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 15,128 mortgage loans with an aggregate principal balance of approximately $792,334,209. As of the cut-off date, no scheduled monthly payment on any mortgage loan is more than 30 days past due.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and
•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Prepayment Charges on the Mortgage Loans

Approximately 29.13% of the Mortgage loans, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected in accordance with its general servicing practices. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

The holders of the Class C Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by principal balance of all of the mortgage loans as of the cut-off date in the related loan group. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with Wells Fargo Bank, National Association and LaSalle Bank National Association, as custodians and agents for the trustee, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)           the original mortgage note, endorsed without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Mortgage-Backed Certificates, Series 2006-3” with all intervening endorsements that show a complete chain of endorsement from the originator to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)	the original recorded mortgage or a photocopy thereof;

(c)           a duly executed assignment of the mortgage in blank or to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Mortgage-Backed Certificates, Series 2006-3” in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)	all interim recorded assignments of such mortgage, if any; and

(e)           the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender’s title policy shall be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to either custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, in which case the sponsor shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The respective custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the respective custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, except if the 15th day falls on a Saturday, a Sunday or a holiday, such report can be filed on the following business day.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(a)          The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

(b)           Immediately prior to the conveyance of the mortgage loans by EMC or Master Funding LLC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, EMC or Master Funding, as applicable, was the sole owner and holder of the mortgage loan; the related originator, EMC or Master Funding was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC or Master Funding, as applicable, had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

(c)           The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(d)           The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(e)           The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC or Master Funding LLC, as applicable (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC or Master Funding LLC, as applicable, (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including EMC or Master Funding LLC, as applicable, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(f)           The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

(g)           At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the respective custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the respective custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originator

The principal originator of the mortgage loans is American Home Mortgage Investment Corp. (“American Home”) with respect to approximately 10.84% of the mortgage loans. The remainder of the mortgage loans were originated by various originators, none of which originated more than 10% of the mortgage loans.

American Home

American Home Mortgage Corp., also referred to herein as the Originator, is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 500 retail and wholesale loan production offices located in 46 states and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating second lien mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The Originator is not aware of any pending material legal proceeds against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/saco2006-3.

Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before February 1, 2006.

THE ISSUING ENTITY

SACO I Trust 2006-3 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear SACO I Trust 2006-3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of the holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

The assets of SACO I Trust 2006-3 will consist of the mortgage loans and certain related assets.

SACO I Trust 2006-3’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’

largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	62,521	$ 16,371,656,951.49
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	15,444	$ 3,370,889,688.07
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	23,962	$ 11,960,110,456.13
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	12,707	$ 4,687,378,638.50
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	1,610	$ 143,455,015.55
Seconds	-	$ -	14,842	$ 659,832,093.32	92,043	$ 4,491,782,148.34
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	84,042	$ 13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$ 48,427,650,052.74	323,788	$ 62,876,883,692.40

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

MASTER SERVICING AND SERVICING OF THE MORTGAGE LOANS

General

EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2005, among the depositor, EMC, in its capacity as master servicer and seller, and the trustee. EMC is a Delaware corporation having its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038. See “The Sponsor” in this Free Writing Prospectus.

In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and shall either find a successor master servicer or shall assume the master servicing obligations itself.

The Master Servicer

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$ 653,967,869	1.40%	4.75%	19,498	$ 4,427,820,708	7.96%	15.94%	50,528	$ 11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$ 3,651,416,057	11.14%	26.51%	25,539	$ 4,578,725,473	10.43%	16.48%	34,038	$ 6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$ 868,798,347	4.58%	6.31%	8,311	$ 1,045,610,015	3.39%	3.76%	8,910	$ 1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$ 1,601,411,491	9.40%	11.63%	14,560	$ 1,573,271,574	5.95%	5.66%	16,929	$ 2,343,126,437	3.90%	4.21%
Seconds	25,290	$ 690,059,169	14.52%	5.01%	39,486	$ 1,381,961,155	16.13%	4.98%	136,562	$ 6,239,175,080	31.48%	11.21%
Subprime	76,166	$ 5,058,932,126	43.73%	36.73%	114,436	$ 13,706,363,250	46.74%	49.34%	138,609	$ 19,037,928,201	31.95%	34.22%
Other	26,523	$ 1,249,014,373	15.23%	9.07%	23,010	$ 1,063,682,459	9.40%	3.83%	48,256	$ 8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$ 27,777,434,635	100.00%	100.00%	433,832	$ 55,633,614,489	100.00%	100.00%

Collection and Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor, and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the accompanying base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will establish and maintain, with respect to the mortgage loans serviced by it, in addition to the protected accounts described below under “—Protected Accounts,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The master servicer will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement or the pooling and servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan~~,~~ and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood

Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The master servicer is required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The master servicer will take such action as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) it reasonably believed that such amounts would be recovered and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Master Servicing and Servicing Compensation and Payment of Expenses

EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on related mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Accounts

The master servicer will establish and maintain a custodial account (referred to in this free writing prospectus as the protected account) into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies.

The master servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Subsequent Recoveries, and the repurchase price with respect to any repurchased mortgage.

On the date specified in the Pooling and Servicing Agreement the master servicer will withdraw from the protected account amounts on deposit therein and will remit them to the trustee for deposit in the distribution account.

Distribution Account

The trustee shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (referred to in this free writing prospectus as the Distribution Account), into which on the business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited in the Distribution Account shall be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in such permitted investments set forth in the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)           obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)          general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)         commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)         certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)           guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)         repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)        securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)       interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)         short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)           such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

(xi)         On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the related Certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to a trustee fee, payable from the Distribution Account, equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0120% per annum (subject to a variance of plus or minus 0.0025% per annum). The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Each of the trustee and the custodians will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement or the applicable custodial agreement, in each case prior to the distribution of the related available distribution amount.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this free writing prospectus.

The master servicer will discontinue making advances with respect to any Mortgage Loan that becomes 90 days delinquent. In addition the master servicer must charge off a Mortgage Loan at the time such mortgage loan becomes 180 days delinquent. Once a Mortgage Loan is charged off, the master servicer will not be entitled to any additional servicing fee for such Mortgage Loan, except to the extent of any unpaid servicing fees and expenses which will be reimbursable from any recoveries on such Mortgage Loan, and the Mortgage Loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the master servicer determines that a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes 90 days delinquent, the master servicer may continue making advances on such Mortgage Loan.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 1 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

•

the master servicer has proposed a successor master servicer to the trustee and the trustee has consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and
•

the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement.

The certificates consist of the classes of Certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the offered certificates, and the Class B-4, Class R-1, Class R-2, Class R-3, Class RX and Class C Certificates, which we are not offering by this free writing prospectus. We refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates collectively in this free writing prospectus as the Class B Certificates. We sometimes refer to the Class A-1, Class A-2 and Class A-3 Certificates, collectively, as the Class A Certificates or as the senior certificates; we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates collectively in this free writing prospectus as the Class M Certificates; we refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates collectively in this free writing prospectus as the Class B Certificates or, together with the Class M Certificates, the subordinated certificates. We refer to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates together in this free writing prospectus as the Class R Certificates or the residual certificates.

The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

The certificates related to a loan group will not be cross-collateralized with any other loan group.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A, Class B and Class M Certificates and the related overcollateralization amount.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•

we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants and the beneficial owners.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Applied Realized Loss Amount” with respect to the Class A, Class M and Class B Certificates and as to any distribution date means the sum of the related Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of any such class, as described herein under “— Allocation of Losses”, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A, Class M and Class B Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the Net WAC Cap Rate, the excess, if any, of

•              the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

“Certificate Principal Balance” with respect to any class of Class A, Class M and Class B Certificates (other than the Class B-4 Certificates) and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus (or in the case of the Class B-4 Certificates, approximately $9,508,000), less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A, Class M or Class B Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over
•	the lesser of
(a)

the product of (i) approximately 40.60% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class B-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 81.00% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)	the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class B-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 83.80% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class B-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 86.60% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class B-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such distribution date) and (11) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 89.00% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the Mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 51.30% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 61.60% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 66.00% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 70.60% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of

•              the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 74.70% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of
(a)

the product of (i) approximately 77.70% (subject to a variance of plus or minus 1%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

“Closing Date” means February 28, 2006.

“Collection Period” with respect to any distribution date and the mortgage loans, the calendar month preceding the month in which such distribution date occurs.

“CPR” means a constant rate of prepayment on the mortgage loans.

“Cumulative Realized Loss Percentage” with respect to the of certificates and any distribution date is equal to the percentage obtained by dividing (x) the aggregate Realized Losses on the mortgage loans incurred since the Cut-off Date through the end of the related Due Period by (y) the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

“Current Interest” with respect to each class of Class A, Class M and Class B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A, Class M and Class B Certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M

Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Due Period, and after reduction for Realized Losses incurred during the related Prepayment Period).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Overcollateralization Amount” with respect to mortgage loans and any distribution date is the excess, if any, of the Overcollateralization Amount on that distribution date over the Overcollateralization Target Amount.

“Excess Spread” with respect to any distribution date is the excess, if any, Interest Funds for such distribution date, over the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” on such distribution date.

“Extra Principal Distribution Amount” Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Interest Carry Forward Amount” with respect to each class of Class A, Class M and Class B Certificates and any distribution date, is the sum of

•	the excess of
(a)	Current Interest for such class with respect to such distribution date and any prior distribution dates over
(b)	the amount actually distributed to such class with respect to interest on such distribution dates, and
•

interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to any distribution date are equal to the sum for such distribution date, without duplication, of

•

all scheduled interest collected in respect of the mortgage loans, less the related servicing fee, the trustee fee and any amounts required to be reimbursed to the master servicer, the trustee, the Supplemental Interest Trust Trustee and the swap administrator as provided in the Pooling and Servicing Agreement.

•	all advances relating to interest on the mortgage loans,
•	all Compensating Interest,
•

Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans in the related loan group,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group,
•	the interest portion of the purchase price of the assets of the related loan group upon exercise by the majority holder of the Class C Certificates of its optional termination right; less
•

any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the master servicer in connection with the disposition of any such properties.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class A-1 Certificates, ____% per annum, (ii) with respect to the Class A-2 Certificates, ____% per annum, (iii) with respect to the Class A-3 Certificates, ____% per annum, (iv) with respect to the Class M-1 Certificates, ____% per annum, (v) with respect to the Class M-2 Certificates, ____% per annum, (vi) with respect to the Class M-3 Certificates, ____% per annum, (vii) with respect to the Class M-4 Certificates, ____% per annum, (viii) with respect to the Class M-5 Certificates, ____% per annum and (ix) with respect to the Class M-6 Certificates, ____% per annum; (x) with respect to the Class B-1 Certificates, ____% per annum, (xi) with respect to the Class B-2 Certificates, ____% per annum, (xii) with respect to the Class B-3 Certificates, ____% per annum and (xiii) with respect to the Class B-4 Certificates, ____% per annum and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class A-1 Certificates, ____% per annum, (ii) with respect to the Class A-2 Certificates, ____% per annum, (iii) with respect to the Class A-3 Certificates, ____% per annum, (iv) with respect to the Class M-1 Certificates, ____% per annum, (v) with respect to the Class M-2 Certificates, ____% per annum, (vi) with respect to the Class M-3 Certificates, ____% per annum, (vii) with respect to the Class M-4 Certificates, ____% per annum, (viii) with respect to the Class M-5 Certificates, ____% per annum, (ix) with respect to the Class M-6 Certificates, ____% per annum (x) with respect to the Class B-1 Certificates, ____% per annum, (xi) with respect to the Class B-2 Certificates, ____% per annum, (xii) with respect to the Class B-3 Certificates, ____% per annum and (xiii) with respect to the Class B-4 Certificates, ____% per annum.

“Net WAC Cap Rate” with respect to any distribution date and the Class A, Class M and Class B Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of Net Swap Payment payable to the Swap Provider and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Net WAC Cap Rate for the Class A, Class M and Class B Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the Net WAC Cap Rates, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

“Optional Termination Date” means the first date on which the majority holder of the Class C Certificates may terminate the trust fund, as described under “—Termination; Retirement of Certificates”.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Floor” means, with respect to the certificates, an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 5.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 5.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 11.00% of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Due Period, and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) the Overcollateralization Floor (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” with respect to each class of Class A, Class M and Class B Certificates will be the least of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, (y) 11.00% per annum and (z) the related Net WAC Cap Rate.

“Prepayment Assumption “ means a specified CPR.

“Prepayment Charges” with respect to any mortgage loan, are charges incurred by the related mortgagor pursuant to the related mortgage loan documents under certain circumstances and in connection with a prepayment of the mortgage loan during periods ranging from three months to five years after the mortgage loan was originated. Prepayment Charges collected with respect to any mortgage loan will be distributed to holders of the Class C Certificates and will not be available to make distributions on the Class A, Class M and Class B Certificates.

“Prepayment Period” with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date is equal to

•	the Principal Funds for such distribution date, plus
•	any Extra Principal Distribution Amount for such distribution date, less
•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to any distribution date are equal to the sum, without duplication, of

•	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the servicer advance date,
•	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,
•	the Stated Principal Balance of each mortgage loan that was repurchased by EMC, in its capacity as seller, or the master servicer,
•

the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by EMC, in its capacity as seller, in connection with a substitution of a mortgage loan,

•

all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•

the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class C Certificates or the master servicer, as applicable, of its optional termination right; minus

•

any amounts required to be reimbursed to the sellers, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•

any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from Interest Funds for the related distribution date (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and to the extent remaining unpaid from any previous distribution date.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Stepdown Date” means the later to occur of

(x)	the distribution date occurring in March 2009 and
(y)

the first distribution date for which the Current Specified Enhancement Percentage (calculated for this purpose only, prior to distributions on the certificates but following distributions on the mortgage loans for the related Due Period) is greater than or equal to approximately 59.40%.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);
(ii)

all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the related servicing agreement or the Pooling and Servicing Agreement, as applicable, that were received by the master servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred during the related Prepayment Period.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses with respect to the related mortgage loan that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency Percentage is less than 7.00%, or (ii) (A) for any distribution date from and including the distribution date in March 2009 to and including the distribution date in February 2010, the Cumulative Realized Loss Percentage for such distribution date is less than 5.35%, (B) for any distribution date from and including the distribution date in March 2010 to and including the distribution date in February 2011, the Cumulative Realized Loss Percentage for such distribution date is less than 8.30%, (C) for any distribution date from and including the distribution date in March 2011 to and including the distribution date in February 2012, the Cumulative Realized Loss Percentage for such distribution date is less than 10.70%, and (D) for any distribution date thereafter, the Cumulative Realized Loss Percentage for such distribution date is less than 11.85%.

“Unpaid Realized Loss Amount” with respect to the Class A Certificates and as to any distribution date is the excess of

• Applied Realized Loss Amounts with respect to such class over

• the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

“60 Day Plus Delinquency Percentage” with respect to any loan group and any distribution date is the arithmetic average for each of the three successive distribution dates ending with the applicable distribution date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in the related loan group immediately preceding the relevant distribution date that are 60 or more days delinquent in the payment of principal or interest for the relevant distribution date, any other mortgage loans in the related loan group in foreclosure, REO Property and mortgage loans with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group immediately preceding the relevant distribution date.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the Class A, Class M and Class B Certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class A, Class M and Class B Certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class A, Class M and Class B Certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,
•	which have been designated as such by the trustee and
•	which are not controlling, controlled by, or under common control with, the depositor, the sellers or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of Class A, Class M and Class B Certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

1.            To the Class A-1, Class A-2 and Class A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, pro rata, in accordance with the amount of accrued interest due thereon; and

2.            Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class C Certificates and Residual Certificates, and thereafter, to the accrued interest payable to the Class A, Class M and Class B Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A, Class M and Class B Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the Class A, Class M and Class B Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A)          For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1.            To the Class A Certificates, the Principal Distribution Amount for such distribution date, concurrently on a pro rata basis, based on the respective Certificate Principal Balances of such classes, as follows (i) to the Class A-1 Certificates and (ii) sequentially, to the Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2.            To the Class M-1 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.            To the Class M-2 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.            To the Class M-3 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.            To the Class M-4 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.            To the Class M-5 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.            To the Class M-6 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.            To the Class B-1 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.            To the Class B-2 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.          To the Class B-3 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.          To the Class B-4 Certificates any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)          For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.            To the Class A Certificates, the Class A Principal Distribution Amount for such distribution date, concurrently on a pro rata basis, based on the respective Certificate Principal Balances of such classes, as follows (i) to the Class A-1 Certificates and (ii) sequentially, to the Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2.            To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.            To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.            To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.            To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.            To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.            To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.            To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.            To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.          To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.          To the Class B-4 Certificates from any remaining Principal Distribution Amount for such distribution date, the Class B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance of such class is reduced to zero.

On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class C Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class C Certificates.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as an Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class A, Class M and Class B Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.            To the Class A Certificates, (a) any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement as described in this free writing prospectus;

2.            From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement as described in this free writing prospectus;

3.            From any remaining Excess Cashflow, to the classes of Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for each such class for such distribution date, pro rata based on the amount of Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement as described in this free writing prospectus;

4.            From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement as described in this free writing prospectus;

5.            From any remaining Excess Cashflow, first to the classes of Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.            From any remaining Excess Cashflow, to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7.            From any remaining Excess Cashflow, to the Class C Certificates an amount specified in the Pooling and Servicing Agreement; and

8.            From any remaining Excess Cashflow, to the residual certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A, Class M and Class B Certificates has been reduced to zero, that class of Class A, Class M and Class B Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum	Mortgage Loan Interest Collections
Trustee Fee(1)	0.0120%(2) per annum	Mortgage Loan Interest Collections
(1) The servicing fee and trustee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) Subject to a variance of plus or minus 0.0025%.

Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread as part of the payment of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class B-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class B-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class B-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class B-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero , eighth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero and thirteenth, to the Class A Certificates, on a pro rata basis among the Class A-1 Certificates on the one hand and the Class A-2 Certificates and Class A-3 Certificates on the other hand in reduction of the Certificate Principal Balance thereof, until reduced to zero; provided, however, any Realized Losses allocable to the Class A-2 Certificates will be allocated first to the Class A-3 Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and then to the Class A-2 Certificates. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under “– Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of Class A, Class M or Class B Certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class A, Class M and Class B certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of Class A, Class M and Class B Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer, the trustee and the depositor a statement generally setting forth, among other information:

(a)	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;
(b)	with respect to mortgage loans, the total cash flows received and the general sources thereof;
(c)	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;
(d)

the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

(e)	the amount of such distribution to holders of the Class A Certificates and Class M Certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;
(f)	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the related offered certificates (if any);
(g)

the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

(h)	the number and Stated Principal Balance of all the mortgage loans for such distribution date, together with updated pool composition information;
(i)	the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;
(j)

the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the due period, and the general source of funds for reimbursements;

(k)

the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

(l)	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;
(m)	the aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loans as of the end of the related Collection Period;
(n)

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

(o)	the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;
(p)	the cumulative Realized Losses through the end of the preceding month;
(q)

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans in such loan group,

(r)	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;
(s)	the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the related reserve fund;
(t)

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(u)

the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 904-6257. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the trustee, EMC, in its capacity as sponsor and master servicer, and the trustee but without the consent of certificateholders,

•	to cure any ambiguity,
•	to correct or supplement any provision therein, or
•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

In no event, however, shall any such amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holder of the Certificates, as evidenced by an opinion of counsel delivered to the trustee. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receive written confirmation from the rating agency that the amendment will not cause the rating agency to reduce its then-current rating..

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, EMC, in it capacity as seller and the trustee and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

(a)           reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)	cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)           reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Voting Rights

As of any date of determination,

•

holders of the Class A, Class M and Class B Certificates will be allocated 93% of all voting rights, allocated among such Class A, Class M and Class B Certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class C Certificates will be allocated 3% of all voting rights, and
•	holders of each class of Class R Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

The majority holder of the Class C Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 20% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class C Certificates exercises such option, it will effect such repurchase at a price equal to the sum of

•	100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,
•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,
•

any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class C Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates – Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

Transfer of Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicer, and the trustee (at the expense of the servicer); and (iii) the servicer assigning and selling the servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, EMC shall, at its option, purchase any mortgage loan from the trust if the first due date for such mortgage loan is subsequent to the cut-off date and the initial scheduled payment is not made within thirty (30) days of such due date. Such purchase shall be made at a price equal to the purchase price.

Events of Default

Events of default under the Pooling and Servicing Agreement include:

•

any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•

any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•

insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates or terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee shall have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee shall be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The reasonable costs and out-of-pocket expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since 1994, LaSalle has served as trustee on over 358 asset-backed security transactions involving assets similar to the mortgage loans. As of January 31, 2006, LaSalle's portfolio of residential mortgage-backed security transactions for which it serves as trustee numbered 281 with an outstanding certificate balance of approximately $82.7 billion. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services Group- SACO I Trust, Series 2006-3 or at such other address as the trustee may designate from time to time.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Distributions on the Certificates” and “Reports to Certificateholders”. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.     Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.     On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling and Servicing Agreement.

3.     Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders, the Swap Provider, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders, the the Swap Provider notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle Bank National Association, as Trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Custodians

Pursuant to the Custodial Agreement, among LaSalle Bank National Association, as Trustee, Wells Fargo Bank, National Association (“Wells Fargo”), as Custodian, the Sellers, the Master Servicer, and the Depositor (the “Wells Fargo Custodial Agreement”) and the Custodial Agreement among, LaSalle

Bank National Association, as Trustee, LaSalle Bank National Association (“LaSalle”), as Custodian, the Sellers, the Master Servicer, and the Depositor (the “LaSalle Bank Custodial Agreement” and together with the Wells Fargo Custodial Agreement, the “Custodial Agreements”), Wells Fargo and LaSalle will act as the custodians (each, a “Custodian”) to hold a portion of the mortgage files for the mortgage loans on behalf of the Trustee for the benefit of all present and future related Certificateholders. The Pooling and Servicing Agreement provides that each Custodian shall, on behalf of the Trustee, conduct the review of each mortgage file in its possession with respect to the related mortgage loans required under the Pooling and Servicing Agreement, and perform all other duties relating to the custody of such mortgage files as are delegated to the related Custodian pursuant to the terms of the Pooling and Servicing Agreement.

The custodians will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodians will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.

LaSalle provides custodial services on approximately 650 residential mortgage loan securitization transactions and currently maintains approximately 2.4 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral. LaSalle and the Sponsor are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to the Sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by the Sponsor to the Depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Wachovia Bank, N.A. (in that capacity, the “Swap Provider”). The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each distribution date, LaSalle Bank National Association, as Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”), certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the Class A, Class M and Class B Certificates amounts in respect of any related Interest Carry Forward Amounts to the extent due to the interest portion of Realized Losses with respect to the related mortgage loans, certain interest shortfalls, any Basis Risk Shortfall Carry Forward Amounts, and, to the extent not covered by Excess Spread, the amounts necessary to maintain or restore the Overcollateralization Target Amount as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date, the trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.012% per annum, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each distribution date, the Swap Provider will be obligated to pay to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the trust to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the Swap Provider to the trust, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the related notional amount set forth below. The Interest Rate Swap Agreement will terminate immediately following the distribution date in November 2009, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Notional Amount of Interest Rate Swap Agreement ($) (the Notional Amount is subject to a variance of plus or minus 10%)
March 2006	7,923,342.09
April 2006	7,641,333.61
May 2006	7,369,338.03
June 2006	7,107,000.47
July 2006	6,853,978.59
August 2006	6,609,942.21
September 2006	6,374,572.81
October 2006	6,147,563.14
November 2006	5,928,616.86
December 2006	5,717,448.09
January 2007	5,513,781.08
February 2007	5,317,349.85
March 2007	5,127,897.82
April 2007	4,945,177.52
May 2007	4,768,950.22
June 2007	4,598,985.66
July 2007	4,435,061.71
August 2007	4,276,964.14
September 2007	4,124,486.29
October 2007	3,977,428.80
November 2007	3,835,599.41
December 2007	3,698,812.63
January 2008	3,566,889.58
February 2008	3,439,657.68
March 2008	3,316,950.48
April 2008	3,198,607.43
May 2008	3,084,473.66

June 2008	2,974,399.79
July 2008	2,868,241.73
August 2008	2,765,860.51
September 2008	2,667,122.05
October 2008	2,571,897.06
November 2008	2,480,060.81
December 2008	2,391,492.98
January 2009	2,306,077.55
February 2009	2,223,702.58
March 2009	2,144,260.11
April 2009	2,067,645.99
May 2009	1,993,759.80
June 2009	1,922,504.64
July 2009	1,853,787.06
August 2009	1,787,516.93
September 2009	1,723,607.30
October 2009	1,661,974.33
November 2009	1,602,537.11

The respective obligations of the Swap Provider and the trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”
•	“Bankruptcy” (as defined in the Interest Rate Swap Agreement) and
•	“Merger without Assumption”,

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to, at its own expense and subject to approval of the applicable rating agencies, either (1) obtain a substitute swap provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, (3) post collateral under a Credit Support Annex, or (4) establish any other arrangement satisfactory to the applicable rating agencies, all as provided in the Interest Rate Swap Agreement; provided, further, that in the event that Swap Provider’s credit rating is withdrawn or reduced by S&P below a lower level specified in the Interest Rate Swap Agreement, then, within 10 days thereafter, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (collectively, the “Swap Downgrade Provisions”).

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. In addition, the Swap Provider will have the right to designate an Early Termination Date upon the delivery of notice indicating the intent of the majority holder of the Class C Certificates or the master servicer to exercise its option to terminate the trust fund in accordance with the Pooling and Servicing Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the trust or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment to the Swap Provider (to the extent such amount has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), such payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the of Class A, Class M and Class B Certificates.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

Wachovia Bank, National Association (referred to in this free writing prospectus as the “Bank”) is a subsidiary of Wachovia Corporation (referred to in this free writing prospectus as the “Corporation”), whose principal office is located in Charlotte, North Carolina. The Corporation is the fourth largest bank holding company in the United States based on approximately $521 billion in total assets as of December 31, 2005.

The Bank is a national banking association with its principal office in Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank is a commercial bank offering a wide range of banking, trust and other services to its customers. As of December 31, 2005, the Bank had total assets of approximately $472 billion, total net loans of approximately $262 billion, total deposits of approximately $334 billion and equity capital of approximately $47 billion.

The Bank submits quarterly to the Federal Deposit Insurance Corporation (the “FDIC”) a “Consolidated Report of Condition and Income for a Bank with Domestic and Foreign Offices” (each, a “Call Report”, and collectively, the “Call Reports”). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434, (877) 275-3342, at prescribed rates. In addition, such portions of the Call Reports are available to the public free of charge at the FDIC’s web site at http://www.fdic.gov.

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such documents can be read and copied at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov. Reports, documents and other information about the Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained in this free writing prospectus is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

The delivery hereof shall not create any implication that there has been no change in the affairs of the Bank since the date hereof, or that the information contained in this section is correct as of any time subsequent to its date.

THE INTEREST RATE SWAP AGREEMENT IS AN OBLIGATIONS OF THE BANK AND NOT AN OBLIGATION OF THE CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY THE CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE INTEREST RATE SWAP AGREEMENT.

The Bank has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately seven preceding paragraphs.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement is less than 10%. As set forth in the Interest Rate Swap Agreement, the Swap Provider may be replaced if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Payments under the Interest Rate Swap Agreement

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Class A, Class M and Class B Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Derivative Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator). Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class A, Class M and Class B Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement. Payments made under the Derivative Administration Agreement that are payable to the trust will be distributed to the related certificateholders as described under “The Derivative Administration Agreement” in this free writing prospectus.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as Swap Administrator (in such capacity, the “Swap Administrator”) under a Swap administration agreement (the “Swap Administration Agreement”). The

Swap Administrator will only be obligated to make payments to holders of the related offered certificates to the extent that it receives the funds from the Swap Provider. The Swap Administrator will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement, to the extent that it receives the funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account in respect to the Interest Rate Swap Agreement and distribute such amounts to the Certificates in the following order of priority:

first, to each class of Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates —Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay accrued interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class A Certificates, on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

fourth, to pay as principal to the Class A, Class M and Class B Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the related mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. In addition, approximately 29.13% of the mortgage loans, by aggregate principal balance as of the cut-off date, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may discourage prepayments during the applicable period. The holders of the Class C Certificates will be entitled to all prepayment charges received on the mortgage loans. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool – Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class C Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of related Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related offered certificates will be influenced by, among other factors,

•

the related overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the offered certificates;

•	the delinquency and default experience of the mortgage loans; and
•

the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class C Certificates and the related Residual Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

All of the mortgage loans bear interest at fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net WAC Cap Rate applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net WAC Cap Rate no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions” and “The Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the Class A, Class M and Class B Certificates is limited by the Net WAC Cap Rate, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the Net WAC Cap Rate, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the Net WAC Cap Rate, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the of Class A, Class M and Class B Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid to the Swap Provider as described in this free writing prospectus. In addition, the Net WAC Cap Rate and therefore the Pass-Through Rate on the Class A, Class M and Class B Certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates is the distribution date in March 2036, which is the distribution date in the month following the latest maturing mortgage loan. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,
•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and
•

the majority holder of the Class C Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 20% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

EMC, in its capacity as sponsor, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC, in its capacity as sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A constant prepayment rate ("CPR") represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 35% CPR assumes a constant prepayment rate of 35% per annum of the then outstanding principal balance of the related mortgage loans. The CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the constant prepayment rate;
•

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2006, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;
•

scheduled payments are assumed to be received on the first day of each month commencing in March 2006, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in February 2006, and include 30 days interest thereon;

•	the level of One-Month LIBOR remains constant at 4.75% per annum, respectively;
•

scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•	the closing date for the certificates is February 28, 2006;
•

except as indicated with respect to the weighted average lives, the majority holder of the Class C Certificates does not exercise its right to purchase the assets of the related loan group on the related optional termination date; and

•	the mortgage loans have the approximate characteristics described below:

Mortgage Loan Assumptions

Loan Number	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Remaining Interest Only Term (in months)
1	174,187.73	9.8700	0.512	N/A	120	115	N/A
2	63,200.00	10.8750	0.512	N/A	120	113	112
3	19,000.00	11.8750	0.512	N/A	120	114	54
4	29,315.83	11.9190	0.512	N/A	96	91	N/A
5	6,868,507.86	10.8590	0.512	N/A	180	176	N/A
6	440,794.00	12.5530	0.512	N/A	180	179	119
7	4,137,114.14	12.0740	0.512	N/A	180	177	57
8	1,144,908.85	11.0150	0.512	N/A	180	179	N/A
9	235,850.02	10.8670	0.512	N/A	180	176	56
10	943,359.21	11.3090	0.512	N/A	180	175	N/A
11	937,770.58	10.6260	0.512	N/A	180	176	56
12	702,829.73	10.6980	0.512	N/A	180	177	N/A
13	20,000.00	12.5000	0.512	N/A	180	174	114
14	1,337,956.01	11.7910	0.512	N/A	180	178	58
15	323,741,839.58	11.1140	0.512	176	360	357	N/A
16	1,297,720.00	11.5440	0.512	178	360	358	118
17	5,922,052.99	12.0620	0.512	179	360	359	59
18	29,467,180.43	11.5580	0.512	179	360	359	N/A
19	1,832,493.00	13.1260	0.512	178	360	358	118
20	699,978.00	13.5910	0.512	179	360	359	59
21	26,634,899.76	11.1600	0.512	175	360	356	N/A
22	910,513.58	10.0850	0.512	174	360	355	N/A
23	21,865,242.72	11.3100	0.512	177	360	357	N/A
24	210,988.00	10.7200	0.512	179	360	359	119
25	2,353,736.23	12.3030	0.512	179	360	359	59
26	4,227,221.28	11.2200	0.512	N/A	240	236	N/A
27	2,611,738.00	10.5800	0.512	N/A	240	236	56
28	2,306,143.30	10.8000	0.512	N/A	240	236	56
29	562,308.16	11.1660	0.512	N/A	240	235	N/A
30	2,251,470.02	10.3260	0.512	N/A	240	236	56
31	401,253.38	11.6030	0.512	N/A	240	236	N/A
32	1,650,790.37	10.6620	0.512	N/A	240	236	56
33	175,169.52	10.0170	0.512	N/A	300	296	N/A
34	46,144.16	9.7500	0.512	N/A	300	296	116
35	66,042.84	11.9980	0.512	N/A	300	297	N/A
36	170,040,552.58	11.6690	0.512	N/A	360	358	N/A
37	38,968,547.97	12.1180	0.512	N/A	360	358	118
38	2,848,787.02	11.5150	0.512	N/A	360	358	58
39	9,616,978.49	11.7270	0.512	N/A	360	358	N/A
40	3,436,206.94	13.0150	0.512	N/A	360	359	119
41	405,850.00	11.8750	0.512	N/A	360	358	58
42	71,666,160.03	10.6260	0.512	N/A	360	355	N/A
43	1,102,883.52	11.0430	0.512	N/A	360	356	116
44	610,300.76	11.1850	0.512	N/A	360	356	56
45	451,916.73	10.9260	0.512	N/A	360	356	N/A
46	22,400.00	11.8750	0.512	N/A	360	354	114
47	264,402.81	10.6420	0.512	N/A	360	357	57
48	36,501,024.67	11.4710	0.512	N/A	360	359	N/A
49	8,728,182.33	11.9250	0.512	N/A	360	358	118
50	1,380,295.59	11.0830	0.512	N/A	360	357	57

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class A-1 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	99	78	64	50	36	21	7
February 25, 2008	99	60	37	17	*	0	0
February 25, 2009	98	44	17	0	0	0	0
February 25, 2010	97	30	17	0	0	0	0
February 25, 2011	96	25	13	0	0	0	0
February 25, 2012	95	21	10	0	0	0	0
February 25, 2013	94	18	7	0	0	0	0
February 25, 2014	92	15	5	0	0	0	0
February 25, 2015	90	12	4	0	0	0	0
February 25, 2016	88	10	3	0	0	0	0
February 25, 2017	86	9	2	0	0	0	0
February 25, 2018	84	7	2	0	0	0	0
February 25, 2019	81	6	1	0	0	0	0
February 25, 2020	78	5	1	0	0	0	0
February 25, 2021	22	2	*	0	0	0	0
February 25, 2022	21	2	0	0	0	0	0
February 25, 2023	21	1	0	0	0	0	0
February 25, 2024	20	1	0	0	0	0	0
February 25, 2025	19	1	0	0	0	0	0
February 25, 2026	18	1	0	0	0	0	0
February 25, 2027	17	1	0	0	0	0	0
February 25, 2028	16	*	0	0	0	0	0
February 25, 2029	14	*	0	0	0	0	0
February 25, 2030	13	0	0	0	0	0	0
February 25, 2031	11	0	0	0	0	0	0
February 25, 2032	9	0	0	0	0	0	0
February 25, 2033	7	0	0	0	0	0	0
February 25, 2034	5	0	0	0	0	0	0
February 25, 2035	2	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	15.51	4.00	2.35	1.15	0.84	0.64	0.49
Weighted Average Life (in years)(1)(2)	15.20	3.53	1.98	1.15	0.84	0.64	0.49

_______________

*Indicates a number that is greater than zero but less than 0.5%

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class A-2 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	99	59	33	6	0	0	0
February 25, 2008	98	24	0	0	0	0	0
February 25, 2009	96	0	0	0	0	0	0
February 25, 2010	95	0	0	0	0	0	0
February 25, 2011	93	0	0	0	0	0	0
February 25, 2012	90	0	0	0	0	0	0
February 25, 2013	88	0	0	0	0	0	0
February 25, 2014	85	0	0	0	0	0	0
February 25, 2015	82	0	0	0	0	0	0
February 25, 2016	78	0	0	0	0	0	0
February 25, 2017	74	0	0	0	0	0	0
February 25, 2018	70	0	0	0	0	0	0
February 25, 2019	64	0	0	0	0	0	0
February 25, 2020	58	0	0	0	0	0	0
February 25, 2021	0	0	0	0	0	0	0
February 25, 2022	0	0	0	0	0	0	0
February 25, 2023	0	0	0	0	0	0	0
February 25, 2024	0	0	0	0	0	0	0
February 25, 2025	0	0	0	0	0	0	0
February 25, 2026	0	0	0	0	0	0	0
February 25, 2027	0	0	0	0	0	0	0
February 25, 2028	0	0	0	0	0	0	0
February 25, 2029	0	0	0	0	0	0	0
February 25, 2030	0	0	0	0	0	0	0
February 25, 2031	0	0	0	0	0	0	0
February 25, 2032	0	0	0	0	0	0	0
February 25, 2033	0	0	0	0	0	0	0
February 25, 2034	0	0	0	0	0	0	0
February 25, 2035	0	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	12.29	1.33	0.77	0.53	0.39	0.30	0.24
Weighted Average Life (in years)(1)(2)	12.29	1.33	0.77	0.53	0.39	0.30	0.24

______________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class A-3 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	77	46	16
February 25, 2008	100	100	80	37	1	0	0
February 25, 2009	100	94	36	0	0	0	0
February 25, 2010	100	66	36	0	0	0	0
February 25, 2011	100	54	29	0	0	0	0
February 25, 2012	100	45	21	0	0	0	0
February 25, 2013	100	38	16	0	0	0	0
February 25, 2014	100	32	12	0	0	0	0
February 25, 2015	100	27	9	0	0	0	0
February 25, 2016	100	22	6	0	0	0	0
February 25, 2017	100	19	5	0	0	0	0
February 25, 2018	100	16	3	0	0	0	0
February 25, 2019	100	13	3	0	0	0	0
February 25, 2020	100	11	2	0	0	0	0
February 25, 2021	47	4	*	0	0	0	0
February 25, 2022	46	3	0	0	0	0	0
February 25, 2023	44	3	0	0	0	0	0
February 25, 2024	42	2	0	0	0	0	0
February 25, 2025	40	2	0	0	0	0	0
February 25, 2026	38	1	0	0	0	0	0
February 25, 2027	36	1	0	0	0	0	0
February 25, 2028	33	1	0	0	0	0	0
February 25, 2029	31	*	0	0	0	0	0
February 25, 2030	27	0	0	0	0	0	0
February 25, 2031	24	0	0	0	0	0	0
February 25, 2032	20	0	0	0	0	0	0
February 25, 2033	15	0	0	0	0	0	0
February 25, 2034	11	0	0	0	0	0	0
February 25, 2035	5	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	19.22	7.08	4.16	1.86	1.35	1.02	0.78
Weighted Average Life (in years)(1)(2)	18.54	6.07	3.37	1.86	1.35	1.02	0.78

_____________

*Indicates a number that is greater than zero but less than 0.5%

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-1 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	0	0
February 25, 2009	100	100	100	51	0	0	0
February 25, 2010	100	100	75	51	0	0	0
February 25, 2011	100	86	46	51	0	0	0
February 25, 2012	100	73	34	51	0	0	0
February 25, 2013	100	61	25	45	0	0	0
February 25, 2014	100	51	19	29	0	0	0
February 25, 2015	100	43	14	19	0	0	0
February 25, 2016	100	36	10	12	0	0	0
February 25, 2017	100	30	8	5	0	0	0
February 25, 2018	100	25	6	*	0	0	0
February 25, 2019	100	21	4	0	0	0	0
February 25, 2020	100	17	3	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	4	0	0	0	0	0
February 25, 2025	65	3	0	0	0	0	0
February 25, 2026	62	2	0	0	0	0	0
February 25, 2027	58	1	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.25	6.00	5.85	2.20	1.66	1.27
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.74	3.33	2.20	1.66	1.27

____________

*Indicates a number that is greater than zero but less than 0.5%

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-2 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	17	0
February 25, 2009	100	100	100	100	0	0	0
February 25, 2010	100	100	62	100	0	0	0
February 25, 2011	100	86	46	82	0	0	0
February 25, 2012	100	73	34	34	0	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	6	0	0	0
February 25, 2015	100	43	14	4	0	0	0
February 25, 2016	100	36	10	2	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	4	0	0	0	0
February 25, 2020	100	17	3	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	4	0	0	0	0	0
February 25, 2025	65	3	0	0	0	0	0
February 25, 2026	62	2	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.23	5.88	5.91	2.56	1.93	1.48
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.62	3.74	2.56	1.93	1.48

____________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-3 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	0
February 25, 2009	100	100	100	100	0	0	0
February 25, 2010	100	100	62	100	0	0	0
February 25, 2011	100	86	46	23	0	0	0
February 25, 2012	100	73	34	15	0	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	6	0	0	0
February 25, 2015	100	43	14	4	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	4	0	0	0	0
February 25, 2020	100	17	3	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	4	0	0	0	0	0
February 25, 2025	65	3	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.21	5.82	5.11	2.87	2.16	1.65
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.57	3.74	2.74	2.07	1.57

____________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-4 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	0
February 25, 2009	100	100	100	100	74	0	0
February 25, 2010	100	100	62	99	74	0	0
February 25, 2011	100	86	46	23	74	0	0
February 25, 2012	100	73	34	15	74	0	0
February 25, 2013	100	61	25	9	41	0	0
February 25, 2014	100	51	19	6	13	0	0
February 25, 2015	100	43	14	4	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	4	0	0	0	0
February 25, 2020	100	17	*	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	4	0	0	0	0	0
February 25, 2025	65	*	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.19	5.79	4.85	6.13	2.32	1.78
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.55	3.74	2.74	2.07	1.57

___________

*Indicates a number that is greater than zero but less than 0.5%

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-5 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	0
February 25, 2009	100	100	100	100	100	0	0
February 25, 2010	100	100	62	35	100	0	0
February 25, 2011	100	86	46	23	96	0	0
February 25, 2012	100	73	34	15	14	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	6	0	0	0
February 25, 2015	100	43	14	3	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	4	0	0	0	0
February 25, 2020	100	17	0	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	2	0	0	0	0	0
February 25, 2025	65	0	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.17	5.76	4.66	5.57	2.50	1.92
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.54	3.74	2.74	2.07	1.57

_____________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class M-6 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	66
February 25, 2009	100	100	100	100	100	0	0
February 25, 2010	100	100	62	35	100	0	0
February 25, 2011	100	86	46	23	10	0	0
February 25, 2012	100	73	34	15	5	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	6	0	0	0
February 25, 2015	100	43	14	0	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	1	0	0	0	0
February 25, 2020	100	17	0	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	4	0	0	0	0	0
February 25, 2024	68	0	0	0	0	0	0
February 25, 2025	65	0	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.00	9.14	5.73	4.54	4.85	2.68	2.04
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.52	3.73	2.74	2.07	1.57

____________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class B-1 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	0	0
February 25, 2010	100	100	62	35	100	0	0
February 25, 2011	100	86	46	23	10	0	0
February 25, 2012	100	73	34	15	5	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	6	0	0	0
February 25, 2015	100	43	14	0	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	6	0	0	0	0
February 25, 2019	100	21	0	0	0	0	0
February 25, 2020	100	17	0	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	5	0	0	0	0	0
February 25, 2023	71	*	0	0	0	0	0
February 25, 2024	68	0	0	0	0	0	0
February 25, 2025	65	0	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.99	9.11	5.71	4.45	4.47	2.85	2.19
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.52	3.66	2.74	2.07	1.57

_____________

*Indicates a number that is greater than zero but less than 0.5%

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class B-2 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	63	0
February 25, 2010	100	100	62	35	44	63	0
February 25, 2011	100	86	46	23	10	63	0
February 25, 2012	100	73	34	15	1	21	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	5	0	0	0
February 25, 2015	100	43	14	0	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	2	0	0	0	0
February 25, 2019	100	21	0	0	0	0	0
February 25, 2020	100	17	0	0	0	0	0
February 25, 2021	76	7	0	0	0	0	0
February 25, 2022	74	2	0	0	0	0	0
February 25, 2023	71	0	0	0	0	0	0
February 25, 2024	68	0	0	0	0	0	0
February 25, 2025	65	0	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.99	9.07	5.66	4.37	4.19	4.80	2.34
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.51	3.59	2.74	2.07	1.57

______________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance

at the Respective Percentages of the Constant Prepayment Rate

	Class B-3 Certificates
Distribution Date	0%	15%	25%	35%	45%	55%	65%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
February 25, 2007	100	100	100	100	100	100	100
February 25, 2008	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	0
February 25, 2010	100	100	62	35	18	100	0
February 25, 2011	100	86	46	23	10	30	0
February 25, 2012	100	73	34	15	0	0	0
February 25, 2013	100	61	25	9	0	0	0
February 25, 2014	100	51	19	0	0	0	0
February 25, 2015	100	43	14	0	0	0	0
February 25, 2016	100	36	10	0	0	0	0
February 25, 2017	100	30	8	0	0	0	0
February 25, 2018	100	25	0	0	0	0	0
February 25, 2019	100	21	0	0	0	0	0
February 25, 2020	100	17	0	0	0	0	0
February 25, 2021	76	3	0	0	0	0	0
February 25, 2022	74	0	0	0	0	0	0
February 25, 2023	71	0	0	0	0	0	0
February 25, 2024	68	0	0	0	0	0	0
February 25, 2025	65	0	0	0	0	0	0
February 25, 2026	62	0	0	0	0	0	0
February 25, 2027	58	0	0	0	0	0	0
February 25, 2028	54	0	0	0	0	0	0
February 25, 2029	49	0	0	0	0	0	0
February 25, 2030	44	0	0	0	0	0	0
February 25, 2031	39	0	0	0	0	0	0
February 25, 2032	32	0	0	0	0	0	0
February 25, 2033	25	0	0	0	0	0	0
February 25, 2034	17	0	0	0	0	0	0
February 25, 2035	8	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.98	9.02	5.63	4.29	3.99	4.87	2.50
Weighted Average Life (in years)(1)(2)	20.92	7.65	4.51	3.54	2.74	2.07	1.57

_____________

(1)

The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplement Interest Trust, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A, Class M or Class B Certificate (collectively, the “Regular Certificates”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the related mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, and 100, and assuming for this purpose that the fixed rate used to calculate the related Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), and (ii) any related Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax

Considerations” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates and the Class C Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each offered certificate.

Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 35% CPR as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on such Certificate in any period and over the term of the certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 8606(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each offered certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust , the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters’ Exemption and the enumerated class exemptions.

Each beneficial owner of a subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, S&P or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

The validity of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sellers, the master servicer and Bear, Stearns & Co. Inc.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any

“complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

1998 Policy Statement
60 Day Plus Delinquency Percentage
AB Servicing Criteria
Additional Termination Events
Applied Realized Loss Amount
Basis Risk Shortfall
Certificate Principal Balance
Class A Principal Distribution Amount
Class B-1 Principal Distribution Amount
Class B-2 Principal Distribution Amount
Class B-3 Principal Distribution Amount
Class B-4 Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Clearstream
Closing Date
Code
Collateral Value
Collection Period
Compensating Interest
CPR
CSSF
Cumulative Realized Loss Percentage
Current Interest
Current Specified Enhancement Percentage
Custodial Agreements
Custodian
DTC
Due Period
Early Termination Date
ERISA
Euroclear
Excess Cashflow
Excess Overcollateralization Amount
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
HELOCs
Illegality
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
ISDA Master Agreement
LaSalle
LaSalle Bank Custodial Agreement
Liquidation Proceeds
Margin
MERS
MERS® System

Moody’s
NCUA
Net WAC Cap Rate
Non-U.S. Person
Notional Principal Contract Component
Notional Principal Contract Regulations
Optional Termination Date
OTS
Overcollateralization Amount
Overcollateralization Floor
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Pass-Through Rate
Plans
Prepayment Assumption
Prepayment Charges
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Relief Act
Remaining Excess Spread
REMIC Regular Interest Component
REO
Restricted Group
Rules
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Account
Swap Administration Agreement
Swap Administrator
Swap Default
Swap Provider
Swap Provider Trigger Event
Swap Termination Payment
Tax Counsel
Tax Event
Tax Event Upon Merger
Termination Event
Trigger Event
U.S. Person
Unpaid Realized Loss Amount
Wells Fargo
Wells Fargo Custodial Agreement

SCHEDULE A

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$792,334,209
Number of Loans	15,128
Average Scheduled Principal Balance	$52,375	$6,368	$450,000
(1) Original Combined Loan-to-Value Ratio	97.58%	11.64%	100.00%
(1) Mortgage Rate	11.320%	5.700%	18.375%
(1) Net Mortgage Rate	10.808%	5.188%	17.863%
(1) Remaining Term to Stated Maturity (months)	256	79	360
(1)] (1i)] Credit Score	692	506	825
(1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score

Range	Percent of Cut-Off Date Principal Balance
Product Type	Fixed Rate	100.00%

Lien	Second	100.00%

Property Type	Two- to four- family units	11.61%
Condominium	7.30%
Hi-Condo	0.81%
Planned Unit Development	26.36%
Single-family	53.50%
Townhouse	0.41%

Geographic Distribution	California	20.35%
Florida	11.70%
Arizona	6.72%
Virginia	6.36%
Georgia	5.81%
Ohio	5.25%

Number of States (including DC)	51

Documentation Type	Full/Alternative	20.01%
Limited	1.01%
No Documentation	6.57%
No Income/No Asset	0.91%
No Ratio	21.45%
No Ratio / Verified Employment	0.55%
Stated Income	43.26%
Stated/Stated	6.25%

Loans with Prepayment Penalties	29.13%
Interest Only Loans	10.87%

Credit Score Distribution of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0 – 0	36	1,472,429.40	0.19	40,900.82	99.52	12.01	12.15
500 – 519	3	57,698.28	0.01	19,232.76	96.72	100.00	0.00
520 - 539	4	156,752.37	0.02	39,188.09	98.93	31.39	0.00
540 – 559	4	133,816.90	0.02	33,454.23	96.37	77.63	0.00
560 – 579	97	2,548,506.77	0.32	26,273.27	99.61	93.88	1.27
580 - 599	425	15,511,551.53	1.96	36,497.77	99.49	94.02	0.47
600 - 619	837	38,557,474.58	4.87	46,066.28	99.11	41.31	0.63
620 - 639	1,572	81,048,979.58	10.23	51,557.88	98.08	26.70	8.00
640 - 659	1,479	78,176,114.76	9.87	52,857.41	97.32	26.53	9.76
660 - 679	1,968	106,324,148.91	13.42	54,026.50	97.08	17.82	13.65
680 - 699	2,196	119,614,372.16	15.10	54,469.20	97.65	12.59	10.93
700 - 719	1,899	103,413,658.87	13.05	54,456.90	97.36	11.99	12.39
720 - 739	1,616	89,211,941.28	11.26	55,205.41	97.67	12.57	13.07
740 - 759	1,308	70,224,814.68	8.86	53,688.70	97.49	13.35	13.21
760 - 779	973	50,797,780.14	6.41	52,207.38	97.19	18.18	11.09
780 - 799	552	26,841,425.70	3.39	48,625.77	96.81	17.54	11.19
800 - 819	158	8,098,987.48	1.02	51,259.41	96.00	23.78	18.87
820 - 839	1	143,755.33	0.02	143,755.33	100.00	0.00	0.00
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	97.58	20.01	10.87

Debt-to-Income Ratios of the Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	3,931	233,501,415.83	29.47	59,400.00	710	96.90	0.00	10.82
0.01% - 5.00%	35	1,714,362.03	0.22	48,981.77	732	97.27	24.65	9.69
5.01% - 10.00%	103	5,170,265.40	0.65	50,196.75	716	97.90	23.99	14.73
10.01% - 15.00%	183	8,544,334.45	1.08	46,690.35	697	97.80	24.26	20.45
15.01% - 20.00%	327	16,918,787.68	2.14	51,739.41	703	96.98	20.01	12.77
20.01% - 25.00%	531	23,577,750.99	2.98	44,402.54	706	97.21	25.41	11.79
25.01% - 30.00%	928	43,664,963.17	5.51	47,052.76	699	97.17	25.14	12.05
30.01% - 35.00%	1,508	73,074,834.79	9.22	48,458.11	694	97.28	24.09	12.71
35.01% - 40.00%	2,298	117,310,994.41	14.81	51,049.17	689	97.76	25.74	11.93
40.01% - 45.00%	2,753	140,436,750.36	17.72	51,012.26	681	98.21	29.04	10.52
45.01% - 50.00%	2,239	113,614,831.36	14.34	50,743.56	668	98.40	33.94	8.50
50.01% - 55.00%	292	14,804,918.25	1.87	50,701.77	658	98.31	49.32	1.94
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Original Mortgage Loan Principal Balances of the Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$0 - $9,999	46	395,234.60	0.05	8,592.06	690	89.60	21.06	2.50
$10,000 - $19,999	1,654	25,935,064.93	3.27	15,680.21	691	96.10	33.94	5.53
$20,000 - $29,999	2,948	73,886,936.67	9.33	25,063.41	686	97.26	32.72	6.69
$30,000 - $39,999	2,637	91,143,179.20	11.50	34,563.21	687	97.95	28.37	8.08
$40,000 - $49,999	1,942	86,830,866.17	10.96	44,712.08	692	97.81	22.22	9.10
$50,000 - $59,999	1,476	80,499,107.60	10.16	54,538.69	693	98.01	20.41	10.17
$60,000 - $69,999	1,098	70,625,235.71	8.91	64,321.71	692	98.04	17.88	10.87
$70,000 - $79,999	881	65,628,133.70	8.28	74,492.77	692	98.07	17.64	10.65
$80,000 - $89,999	574	48,335,220.20	6.10	84,207.70	689	98.83	16.90	14.24
$90,000 - $99,999	440	41,476,768.66	5.23	94,265.38	687	98.11	15.25	11.88
$100,000 - $109,999	317	33,016,258.46	4.17	104,152.23	693	97.89	14.27	11.28
$110,000 - $119,999	275	31,415,560.30	3.96	114,238.40	693	98.45	13.11	13.48
$120,000 - $129,999	189	23,526,312.42	2.97	124,477.84	690	97.74	15.34	13.21
$130,000 - $139,999	111	14,858,437.00	1.88	133,859.79	689	97.93	19.65	9.98
$140,000 - $149,999	98	14,159,983.08	1.79	144,489.62	699	98.77	10.22	9.15
$150,000 - $159,999	108	16,479,152.99	2.08	152,584.75	700	96.91	3.66	11.12
$160,000 - $169,999	46	7,554,997.82	0.95	164,239.08	713	96.78	4.30	15.14
$170,000 - $179,999	44	7,689,625.37	0.97	174,764.21	700	96.03	18.25	18.25
$180,000 - $189,999	43	7,890,880.32	1.00	183,508.84	697	96.04	16.19	4.64
$190,000 - $199,999	27	5,253,027.57	0.66	194,556.58	695	92.64	7.47	29.31
$200,000 - $209,999	31	6,218,613.41	0.78	200,600.43	701	96.45	22.48	12.86
$210,000 - $219,999	14	2,978,884.75	0.38	212,777.48	717	98.56	0.00	7.20
$220,000 - $229,999	18	4,029,645.16	0.51	223,869.18	701	96.62	11.30	16.54
$230,000 - $239,999	15	3,498,228.08	0.44	233,215.21	697	96.17	0.00	13.26
$240,000 - $249,999	12	2,907,826.25	0.37	242,318.85	714	95.79	0.00	41.83
$250,000 - $259,999	15	3,773,401.31	0.48	251,560.09	711	89.84	6.62	26.86
$260,000 - $269,999	8	2,100,975.33	0.27	262,621.92	719	94.23	0.00	12.38
$270,000 - $279,999	6	1,639,714.91	0.21	273,285.82	717	94.15	0.00	0.00
$280,000 - $289,999	8	2,287,746.24	0.29	285,968.28	732	95.03	0.00	25.14
$290,000 - $299,999	7	2,057,299.43	0.26	293,899.92	703	96.15	14.49	0.00
$300,000 - $309,999	11	3,304,363.95	0.42	300,396.72	716	92.64	0.00	27.42
$310,000 - $319,999	1	314,404.94	0.04	314,404.94	680	80.00	0.00	0.00
$320,000 - $329,999	2	644,325.70	0.08	322,162.85	661	84.36	0.00	0.00
$330,000 - $339,999	1	336,895.23	0.04	336,895.23	708	100.00	0.00	0.00
$340,000 - $349,999	2	684,456.40	0.09	342,228.20	729	89.94	0.00	49.69
$350,000 - $359,999	7	2,467,084.09	0.31	352,440.58	722	92.27	28.66	0.00
$370,000 - $379,999	4	1,499,657.71	0.19	374,914.43	718	92.49	0.00	49.84
$380,000 - $389,999	4	1,527,421.85	0.19	381,855.46	708	89.96	0.00	75.13
$390,000 - $399,999	1	393,593.52	0.05	393,593.52	771	95.00	100.00	0.00
$400,000 and greater	7	3,069,687.69	0.39	438,526.81	721	87.67	28.99	43.98
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Net Mortgage Rates of the Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	3	231,722.99	0.03	77,241.00	775	75.21	24.12	0.00
5.500% - 5.999%	9	930,922.34	0.12	103,435.82	738	89.45	87.65	0.00
6.000% - 6.499%	25	1,240,652.72	0.16	49,626.11	708	94.48	54.98	18.10
6.500% - 6.999%	67	3,343,397.49	0.42	49,901.46	730	95.15	60.67	10.72
7.000% - 7.499%	166	9,489,000.41	1.20	57,162.65	719	95.78	41.88	5.84
7.500% - 7.999%	273	13,278,614.25	1.68	48,639.61	707	96.27	40.00	5.54
8.000% - 8.499%	404	21,035,866.82	2.65	52,068.98	709	96.03	31.70	6.23
8.500% - 8.999%	678	38,454,045.60	4.85	56,716.88	705	97.22	35.32	8.04
9.000% - 9.499%	1,969	106,709,471.64	13.47	54,194.75	690	98.19	30.98	5.03
9.500% - 9.999%	1,406	79,904,024.85	10.08	56,830.74	696	97.78	24.96	8.15
10.000% - 10.499%	1,770	94,812,649.46	11.97	53,566.47	683	97.84	21.51	9.80
10.500% - 10.999%	1,532	77,077,532.74	9.73	50,311.71	686	97.50	20.65	9.96
11.000% - 11.499%	1,969	106,276,953.43	13.41	53,975.09	690	97.36	13.53	11.93
11.500% - 11.999%	1,333	71,409,345.74	9.01	53,570.40	691	97.57	11.93	14.07
12.000% - 12.499%	1,210	58,132,732.50	7.34	48,043.58	691	97.78	10.66	13.84
12.500% - 12.999%	973	47,292,059.14	5.97	48,604.38	694	97.77	7.22	15.08
13.000% - 13.499%	570	26,381,175.09	3.33	46,282.76	691	97.59	5.36	18.95
13.500% - 13.999%	304	13,611,008.89	1.72	44,773.06	695	97.73	8.99	20.38
14.000% - 14.499%	226	10,888,640.99	1.37	48,179.83	705	98.34	3.36	24.36
14.500% - 14.999%	139	6,790,526.69	0.86	48,852.71	695	96.56	6.47	22.20
15.000% - 15.499%	55	2,589,654.16	0.33	47,084.62	690	98.56	2.68	20.88
15.500% - 15.999%	34	1,598,383.40	0.20	47,011.28	681	99.46	5.37	20.18
16.000% - 16.499%	9	471,510.03	0.06	52,390.00	673	98.01	0.00	7.74
16.500% - 16.699%	3	298,328.57	0.04	99,442.86	684	95.29	0.00	94.13
17.500% - 17.999%	1	85,988.78	0.01	85,988.78	650	100.00	0.00	0.00
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Mortgage Rates of the Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.500% - 5.999%	2	175,834.77	0.02	87,917.39	788	70.51	0.00	0.00
6.000% - 6.499%	6	397,310.54	0.05	66,218.42	694	88.40	100.00	0.00
6.500% - 6.999%	16	1,206,647.88	0.15	75,415.49	738	91.07	72.50	3.94
7.000% - 7.499%	57	2,861,809.39	0.36	50,207.18	725	95.41	62.93	11.06
7.500% - 7.999%	121	6,953,801.46	0.88	57,469.43	721	96.73	40.73	7.08
8.000% - 8.499%	258	12,866,775.91	1.62	49,871.22	708	95.59	39.27	5.76
8.500% - 8.999%	376	19,367,590.90	2.44	51,509.55	709	96.15	36.50	6.73
9.000% - 9.499%	529	30,230,354.34	3.82	57,146.23	707	96.77	34.39	6.15
9.500% - 9.999%	1,847	102,710,210.51	12.96	55,609.21	690	98.17	32.21	4.95
10.000% - 10.499%	1,338	74,141,605.72	9.36	55,412.26	700	98.06	24.67	9.19
10.500% - 10.999%	1,854	101,404,748.93	12.80	54,695.12	683	97.69	22.89	8.79
11.000% - 11.499%	1,436	70,735,479.11	8.93	49,258.69	687	97.59	22.27	10.44
11.500% - 11.999%	1,927	97,506,643.09	12.31	50,600.23	689	97.49	15.27	9.32
12.000% - 12.499%	1,441	85,140,861.91	10.75	59,084.57	692	97.13	12.23	15.96
12.500% - 12.999%	1,324	63,475,300.14	8.01	47,942.07	692	97.94	10.04	13.07
13.000% - 13.499%	914	43,158,875.62	5.45	47,219.78	694	97.63	8.34	14.36
13.500% - 13.999%	791	38,264,339.26	4.83	48,374.64	689	97.88	5.34	18.39
14.000% - 14.499%	356	15,319,548.34	1.93	43,032.44	696	97.68	6.33	15.58
14.500% - 14.999%	226	11,296,614.72	1.43	49,985.02	703	98.02	7.46	26.95
15.000% - 15.499%	188	8,920,369.76	1.13	47,448.78	699	97.18	5.03	25.21
15.500% - 15.999%	64	3,217,110.39	0.41	50,267.35	686	98.28	3.09	17.65
16.000% - 16.499%	42	1,995,948.65	0.25	47,522.59	681	99.19	4.30	14.90
16.500% - 16.999%	10	537,915.81	0.07	53,791.58	683	98.25	0.00	31.06
17.000% - 17.499%	4	362,522.79	0.05	90,630.70	675	96.13	0.00	77.46
18.000% - 18.499%	1	85,988.78	0.01	85,988.78	650	100.00	0.00	0.00
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only

10.01% -.00%	1	23,967.69	0.00	23,967.69	720	100.00	0.00
15.01% - 1520.00%	1	8,983.88	0.00	8,983.88	696	0.00	0.00
25.01% - 30.00%	5	242,705.77	0.03	48,541.15	682	11.63	21.94
30.01% - 35.00%	1	18,897.92	0.00	18,897.92	731	100.00	0.00
35.01% - 40.00%	8	389,659.39	0.05	48,707.42	679	44.59	14.37
40.01% - 45.00%	1	49,943.20	0.01	49,943.20	726	0.00	0.00
45.01% - 50.00%	4	187,480.46	0.02	46,870.12	772	0.00	0.00
50.01% - 55.00%	2	81,573.41	0.01	40,786.71	701	45.53	0.00
55.01% - 60.00%	1	26,643.38	0.00	26,643.38	729	0.00	0.00
60.01% - 65.00%	3	177,289.43	0.02	59,096.48	692	0.00	0.00
65.01% - 70.00%	8	420,293.31	0.05	52,536.66	721	6.64	24.98
70.01% - 75.00%	34	2,256,919.98	0.28	66,380.00	679	10.11	22.44
75.01% - 80.00%	84	8,182,308.50	1.03	97,408.43	694	9.76	16.79
80.01% - 85.00%	134	9,078,146.47	1.15	67,747.36	696	8.35	24.17
85.01% - 90.00%	1,627	74,338,339.18	9.38	45,690.44	703	10.48	10.78
90.01% - 95.00%	2,395	119,677,709.75	15.10	49,969.82	701	15.68	11.02
95.01% - 100.00%	10,819	577,173,347.00	72.84	53,348.12	689	22.50	10.51
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	20.01	10.87

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	1,809	161,200,881.20	20.35	89,110.49	685	97.44	18.97	16.02
Florida	1,894	92,698,306.01	11.70	48,943.14	695	97.25	15.98	14.84
Arizona	929	53,259,430.58	6.72	57,329.85	714	97.45	15.76	10.56
Virginia	679	50,357,748.80	6.36	74,164.58	695	97.01	8.61	9.82
Georgia	1,247	46,008,970.33	5.81	36,895.73	680	98.64	29.37	16.27
Ohio	1,328	41,576,800.74	5.25	31,307.83	676	98.60	40.62	8.12
Maryland	590	38,276,343.98	4.83	64,875.16	692	97.65	17.07	6.79
Nevada	599	36,042,580.84	4.55	60,171.25	699	97.68	11.13	8.19
Texas	987	32,206,670.74	4.06	32,630.87	699	98.36	27.76	2.58
New Jersey	487	32,113,744.96	4.05	65,941.98	683	97.06	8.44	9.11
New York	255	22,363,335.12	2.82	87,699.35	693	96.57	8.01	7.96
Illinois	411	19,770,171.00	2.50	48,102.61	700	97.25	23.01	5.07
Colorado	369	18,593,910.46	2.35	50,390.00	700	97.91	24.83	12.75
Other (1)	3,544	147,865,313.96	18.66	41,722.72	695	97.62	24.93	7.22
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Junior Ratios of the Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.01% - 30.00%	13,392	653,398,876.03	82.47	48,790.24	689	97.79	21.87	11.18
30.01% - 40.00%	1,045	77,862,154.61	9.83	74,509.24	708	96.09	11.82	10.93
40.01% - 45.00%	477	41,890,633.36	5.29	87,821.03	714	98.97	9.06	5.86
45.01% - 50.00%	56	6,578,082.41	0.83	117,465.76	694	93.86	10.72	7.85
50.01% - 55.00%	107	7,741,471.56	0.98	72,350.20	719	99.21	15.48	15.88
55.01% - 60.00%	9	920,291.89	0.12	102,254.65	684	88.67	22.41	0.00
60.01% and greater	42	3,942,698.86	0.50	93,873.78	709	82.89	13.78	9.01
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	1,657	86,936,555.17	10.97	52,466.24	669	94.39	29.95	9.43
Purchase	13,184	692,430,207.53	87.39	52,520.50	696	98.05	18.60	11.06
Rate/Term Refinance	287	12,967,446.02	1.64	45,182.74	673	93.79	28.78	10.62
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Mortgage Loan Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	3,731	158,536,915.15	20.01	42,491.80	671	98.40	100.00	7.04
Limited	125	7,986,006.25	1.01	63,888.05	646	99.47	0.00	2.22
No Documentation	914	52,058,405.69	6.57	56,956.68	722	95.43	0.00	11.74
No Income/No Asset	167	7,208,040.10	0.91	43,161.92	707	96.91	0.00	8.93
No Ratio	2,753	169,935,149.71	21.45	61,727.26	706	97.32	0.00	10.50
No Ratio / Verified Employment	98	4,322,806.48	0.55	44,110.27	700	98.06	0.00	15.21
Stated Income	6,404	342,727,342.67	43.26	53,517.70	691	97.66	0.00	12.77
Stated/Stated	936	49,559,542.67	6.25	52,948.23	692	97.31	0.00	11.66
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

Occupancy Types of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	5,100	209,673,579.58	26.46	41,112.47	717	96.59	19.05	10.11
Primary Residence	9,078	532,135,575.80	67.16	58,618.15	680	98.00	20.60	10.92
Second/Vacation	950	50,525,053.34	6.38	53,184.27	717	97.29	17.80	13.58
Total / Weighted Average	15,128	792,334,208.72	100.00	52,375.34	692	97.58	20.01	10.87

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered SACO I Trust, Mortgage-Backed Certificates, Series 2006-3 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary remarket trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a remarket transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a)           borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. person. As used in this free writing prospectus the term “U.S. Person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,
•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,
•	an estate the income of which is subject to United States federal income taxation regardless of its source, or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “Non-U.S. Person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.